Exhibit 10-A-33.2


                 AMENDMENT TO AMENDED AND RESTATED
                        GAS SALES AGREEMENT



THIS AMENDMENT ("Amendment") to that certain Amended and Restated Gas Sales Agreement by and between TRANSCO ENERGY MARKETING COMPANY ("Seller") and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC. ("Buyer"), dated November 1, 1990 ("Agreement"), is made and entered into as of the Ist day of November 1998.

     WHEREAS,  Buyer requested  redetermination of the Base Contract Price under
Article VII, Paragraph 8.05(a) of the Agreement; and

     WHEREAS, Buyer and Seller have reached agreement on the terms of the amendment of the Agreement as set forth below;

     NOW, THEREFORE, Seller and Buyer agree as follows:

     1 . Amended Summer Period Minimum Quantity.  In Article IV, Paragraph 4.03
(a) of the Agreement, the phrase "forty percent (40%)" shall be replaced with the phrase "fifty percent (50 %). "

     2. Amended Contract Year Minimum Quantity. In Article IV, Paragraph 4.03(b) of the Agreement, the phrase "sixty percent (60%)" shall be replaced with the phrase "seventy" five percent (75 %). "

     3. Amended Price. In Article VIII, Paragraph 8.01(a) of the Agreement, the phrase "eighteen cents ($.18) " shall be replaced with the phrase "four cents ($.04). "

      4. Effective Dates. This Amendment shall be effective November 1, 1998, and continue through the later of October 31, 2000, or such time as the Base Contract Price is renegotiated pursuant to Article VIII, Paragraph 8.05(a) of the Agreement.

     5.     Entire Agreement; Construction.

            a. This Amendment shall constitute an integral part of the Agreement and shall be read and construed as one with the Agreement and, together with the Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof.

            b. Capitalized terms used in this Amendment but not defined shall have the meaning ascribed to them in the Agreement.













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Amendment to Amended and Restated Gas Sales Agreement  Public Service Company of
North Carolina, Inc.
Page 2 of 2



       c. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

       d. Any discrepancy between the terms and conditions set forth in this Amendment and the terms and conditions set forth in the Agreement shall be resolved in favor of the terms and conditions set forth in this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective representatives.


                                 TRANSCO ENERGY MARKETING
                                 COMPANY



                                 By: /s/ H. Dean Jones, II

                                 Name:   H. Dean Jones, II
                                 Title:  Vice President - Sales & Supply
                                 Date:   November 25, 1998




                                 PUBLIC SERVICE COMPANY OF
                                 NORTH CAROLINA, INC.



                                 By: /s/ Franklin H. Yoho

                                 Name:   Franklin H. Yoho
                                 Title:  Vice President-Marketing & Gas Supply
                                 Date:   November 24, 1998